Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-179494, 033-50517, 033-50519, 033-64511, 333-91993, 333-73122, 333-58250, 333-51854, 333-126207, 333-154793, 333-217685, and 333-164240) and on Form S-3 (No. 333-221537) of Kansas City Southern of our report dated January 24, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
January 24, 2020